UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2021

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32998	20-4606266
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, the Board of Directors of Energy Services of America Corporation (the “Company”) appointed Brian Pratt to the Company’s Board effective immediately. The Board of Directors of the Company will not appoint Mr. Pratt to any committees of the Company at this time. In connection with his appointment as director, no material plan, contract or arrangement between Mr. Pratt and the Company was entered into nor was any grant or award made under any such plan, contract, or arrangement. Mr. Pratt is not a party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Mr. Pratt has over 35 years of hands-on operations and management experience in the construction industry.   From 1983 through 2015, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris Services Corp. and its predecessor entity, ARB, Inc.  Mr. Pratt served as Chairman of Primoris Services Corp. from 2008 until 2019 and as a Director until February 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: August 18, 2021	By:	/s/Charles Crimmel
Charles Crimmel
Chief Financial Officer